UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  March 28, 2005

(Date of earliest event reported)

Specialty Laboratories, Inc.
(Exact name of registrant as specified in its charter)

California	001-16217	95-2961036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27027 Tourney Road, Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

(661) 799-6543
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02         Termination of a Material Definitive Agreement

On March 28, 2005, Specialty Laboratories, Inc. (the “Company”) opted to eliminate the positions of Senior Vice-President, Strategic Business Development and Vice-President & Chief Science Officer, currently held by Dan R. Angress and Cynthia K. French, Ph.D., respectively.  Mr. Angress and Ms. French both have employment contracts with the Company, dated September 11, 2003, which were included as exhibits on Form 10-Q as filed with the Securities and Exchange Commission on November 14, 2003 (the “Employment Agreements”).  Mr. Angress and Ms. French were notified on March 28, 2005 that their positions were being eliminated, and that pursuant to Section 2 of their Employment Agreements, the Company was terminating their employment effective April 8, 2005.

Under Section 7 of the Employment Agreements, Mr. Angress and Ms. French are entitled to severance payments for being terminated without cause.  Mr. Angress will receive approximately $270,902.88, representing the equivalent of twelve months of his base salary and an amount equivalent to twelve months of payments for health care insurance continuation under COBRA.  Ms. French will receive approximately $142.636.20, representing the equivalent of nine months of her base salary and an amount equivalent to nine months of payments for health care insurance continuation under COBRA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2005

SPECIALTY LABORATORIES, INC.

	By:	/s/ Nicholas R. Simmons
Nicholas R. Simmons
Vice-President & General Counsel